THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF SUPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 4:30 P.M. (EASTERN STANDARD TIME), ON OCTOBER 6, 2010 OR SUCH EARLIER DATE AS PROVIDED HEREIN.

CLASS B WARRANT CERTIFICATE

CARBIZ INC.
(Incorporated under the laws of Ontario)

CLASS B WARRANT CERTIFICATE NO. _______________________________________	__________________________ CLASS B WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share at a price of CDN$0.12 per Common Share for each Warrant represented hereby.

THIS IS TO CERTIFY THAT _______________________________(hereinafter referred to as the "holder") is entitled to acquire in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Eastern Standard Time) (the "Time of Expiry") on _____________ (the "Expiry Date"), one fully paid and non-assessable Common Share ("Common Share") without nominal or par value of Carbiz Inc. (the "Corporation") as such shares were constituted on _____________ for each Warrant represented hereby, at a price of CDN$0.12 per Common Share.

The right to acquire Common Shares may only be exercised by the holder within the time set forth above by:

(a)	duly completing and executing, in the manner indicated, the Exercise Form;

(b)	surrendering this Warrant Certificate to the Corporation at its principal office at 7560 Commerce Court, Sarasota, Florida 34243, together with the duly completed Exercise Form; and

(c)
remitting cash, certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Corporation at par where this Warrant Certificate is so surrendered, for the aggregate purchase price of the Common Shares so subscribed for.

These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at the principal office referred to above.

Upon exercise and surrender of these Warrants, and payment of the exercise price to the Corporation, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes to be the holder or holders of record of such Common Shares and the Corporation covenants that it will cause a certificate or certificates representing such Common Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form.

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein, within five (5) Business Days after the surrender of this Warrant Certificate and payment as aforesaid. In the event of a purchase of a number of Common Shares fewer than the number which can be purchased upon exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate shall be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not then purchased. Under no circumstances is the Corporation obliged to issue fractional Common Shares.

The exercise price (and the number of Common Shares purchasable upon exercise in the case of paragraphs (d) and (e) below) shall be subject to adjustment from time to time in the events and in the manner provided for below.

(a)	If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation shall:

(i)
issue Common Shares to all or substantially all of the holders of outstanding Common Shares as a stock dividend (other than the issue of Common Shares to holders of outstanding Common Shares pursuant to the exercise of an option to receive dividends in the form of Common Shares in lieu of dividends paid in the ordinary course on the outstanding Common Shares);

(ii)
make a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible in either case without the payment of further consideration, into Common Shares other than the issue of Common Shares (or securities exchangeable for or convertible into Common Shares) to holders of outstanding Common Shares pursuant to the exercise of an option to receive dividends in the form of Common Shares (or securities exchangeable for or convertible into Common Shares) in lieu of dividends paid in the ordinary course on the outstanding Common Shares);

	(iii)	subdivide its outstanding Common Shares into a greater number of shares; or

	(iv)	consolidate its outstanding Common Shares into a smaller number of shares;

(any of such events in the foregoing clauses (i), (ii), (iii) and (iv) being hereinafter called     a “Common Share Reorganization”), then the exercise price shall be adjusted, effective     immediately after the record date at which the holders of outstanding Common Shares are determined for the purpose of the Common Share Reorganization, by multiplying the exercise price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date before giving effect to such Common Share Reorganization, and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible, in either case without the payment of further consideration, into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date).

(b)
If and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall issue rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares, pursuant to which such shareholders are entitled, directly or indirectly, during a period expiring not more than 45 days after the record date for such issue (the “Rights Period”), to subscribe for or purchase Common Shares at a price per share (or at an exchange or conversion price per share at the date of issue of such securities in the case of securities exchangeable for or convertible into Common Shares) less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being hereinafter called a “Rights Offering”), then the exercise price shall be adjusted effective immediately after the end of the Rights Period to     a price determined by multiplying the exercise price in effect immediately prior to the     end of the Rights Period by a fraction:

	(i)	the numerator of which shall be the aggregate of:

		(A)	the number of Common Shares outstanding as of the record date for the Rights Offering, and

(B)
a number determined by dividing: (i) either (1) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants, or options distributed under the Rights Offering and the price per share at which such Common Shares are acquired; or, as the case may be, (2) the product of the exchange or conversion price of the securities distributed under the Rights Offering and the number of Common Shares for or into which such securities were exchanged or converted during the Rights Period; by (ii) the Current Market Price of the Common Shares as of the record date for the Rights Offering, and

	(ii)	the denominator of which shall be the number of Common Shares outstanding immediately after the end of the Rights Period (after giving effect to the Rights

Offering, including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options (or securities derived therefrom) distributed under the Rights Offering).

(c)
If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation shall fix a record date for the issue or the distribution to all or substantially all of the holders of outstanding Common Shares of: (i) shares of the Corporation of any class other than Common Shares (other than the issue of shares to holders of Common Shares pursuant to the exercise of an option to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course on the Common Shares); (ii) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (excluding those exercisable for a period expiring not more than 45 days after such record date at a price per share (or having a conversion or exchange price per share) of not less than 95% of the Current Market Price); or (iii) evidences of indebtedness; and if such issuance or distribution does not constitute a dividend paid in the ordinary course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the exercise price shall be adjusted effective immediately after such record date to a price determined by multiplying the exercise price in effect on such record date by a fraction:

	(i)	the numerator of which shall be:

		(A)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(B)
the fair market value, as determined by action by the directors (whose determination shall be conclusive), to the holders of the Common Shares of the shares, rights, options, warrants, or evidences of indebtedness issued or distributed in the Special Distribution; and

	(ii)	the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

(d)
If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation shall determine to transfer all or a portion of its assets to a subsidiary and to distribute shares of such subsidiary to holders of Common Shares, holders of Warrants on the record date of such distribution shall be entitled to receive, upon exercise of their Warrants, in addition to Common Shares, such number of shares in the subsidiary equal to the number of shares they would have received had they exercised the Warrants prior to such record date and continued to hold the Common Shares received upon the exercise of the Warrants, on such record date.

(e)	If and whenever at any time after the date hereof and prior to the Time of Expiry there shall be a reclassification of the Common Shares at any time outstanding or a change of the outstanding Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the holder, upon any exercise of its right hereunder to purchase Common Shares after the effective date of such Capital Reorganization, shall be entitled to receive, and shall accept, for the same aggregate consideration, in lieu of the number of Common Shares to which the holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which the holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Common Shares that the holder was theretofore entitled to acquire upon such exercise. If determined appropriate by the board of directors of the Corporation, appropriate adjustments shall be made following any such Capital Reorganization in the application of the provisions set forth herein, with respect to the rights and interest thereafter of the holder and the adjustments to the exercise price and/or number or type of shares, to the end that such provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any of these Warrants.

(f)
If and whenever at any time after the date hereof and prior to the Time of Expiry a Common Share Reorganization shall occur and any such event results in an adjustment in the exercise price, the number of Common Shares purchasable pursuant to each of these Warrants shall be adjusted contemporaneously with the adjustment of the exercise price, by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the exercise price in effect immediately prior to such adjustment and the denominator of which shall be the exercise price resulting from such adjustment.

(g)
The adjustments to the exercise price and number or type of shares of the Corporation provided for herein are cumulative and such adjustments shall be made successively whenever any of the relevant events referred to herein shall occur. For purposes of the adjustments set forth above, the following provisions shall apply:

(i)
no adjustment in the exercise price shall be required unless such adjustment would result in a change of at least 1% in the prevailing exercise price and no adjustment shall be made pursuant to clause (e) in the number of Common Shares purchasable upon exercise of any of these Warrants unless a corresponding adjustment to the exercise price is required hereunder; provided, however, that any adjustments which, except for the provisions of this clause (g)(i) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(ii)
if a dispute shall at any time arise with respect to adjustments provided for herein, such dispute shall be conclusively determined by the Corporation’s auditors (except in cases where any determination relating to adjustments is to be made by the board of directors of the Corporation), or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors and any such determination shall be binding upon the Corporation and the holder;

(iii)
in case the Corporation, after the date hereof and prior to the Time of Expiry, shall take any action affecting the outstanding Common Shares, other than an action described herein, which in the opinion of the board of directors of the Corporation would materially affect the rights of the holder, the exercise price or the number of Common Shares purchasable upon exercise of these Warrants (or both, as the case may be) shall be adjusted in such manner, if any, and at such time, as the directors in their sole discretion may determine to be equitable in the circumstances;

(iv)
if the Corporation shall set a record date to determine holders of outstanding Common Shares entitled to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the exercise price or the number of Common Shares purchasable upon exercise of any of these Warrants shall be required by reason of the setting of such record date;

(v)
“Current Market Price” of the Common Shares at any date means a price per share equal to the weighted average price at which the Common Shares have traded in board lots on the principal stock exchange on which the Common Shares are then traded, or if the Common Shares are not then listed on any stock exchange, on the over-the-counter market, during the period of 20 consecutive trading days immediately before such date;

(vi)
in the absence of a resolution of the directors fixing a record date for a Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Rights Offering or Special Distribution is effected;

(vii)
as a condition precedent to the taking of any action which would require any adjustment in any attribute of these Warrants, including the exercise price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all shares or other securities that the holder is entitled to receive on the total exercise hereof in accordance with the provisions hereof; and

(viii)
“dividends paid in the ordinary course” means cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of: (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on the outstanding Common Shares in its immediately preceding fiscal year; (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the outstanding Common Shares in its three immediately preceding fiscal years; and (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(h)
In any case in which the terms of these Warrants shall require that an adjustment become effective as of a particular time, the Corporation may defer, until such time, issuing to the holder in respect of any Warrants exercised after the record date for the event giving rise to the adjustment and before such time the kind and amount of shares, other securities or property to which the holder would be entitled upon such exercise by reason of the relevant adjustment, provided, however that the Corporation shall deliver to the holder an appropriate instrument evidencing such holder’s right, upon the occurrence of any event requiring the adjustment, to the relevant adjustment.

(i)
At least 10 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in any attribute of these Warrants, including the exercise price and the number of Common Shares that are purchasable upon the exercise thereof, the Corporation shall give notice to the holder of the particulars of such event and, if determinable, the required adjustment. In case any adjustment is not then determinable, the Corporation shall promptly after such adjustment is determinable give notice to the holder of the adjustment.

On the happening of each and every event referred to above that gives rise to an adjustment, the applicable provisions of these Warrants shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

The registered holder of this Warrant Certificate may, at any time prior to the Expiry Date, upon surrender of this Warrant Certificate to the Corporation at the principal office referred to above, exchange this Warrant Certificate for other Warrant Certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

The Corporation may at any time and from time to time, and shall on receipt of a written request signed in one or more counterparts by Warrant holders entitled to acquire in the aggregate not less than 25% of the aggregate number of Common Shares which could be acquired pursuant to all Warrants then unexercised and outstanding (a “Warrantholders' Request”), convene a meeting of the Warrant holders. Every such meeting shall be held in the City of Calgary or at such other place as may be approved or determined by the Corporation.

At least twenty-one (21) business days' prior notice of any meeting of Warrant holders shall be given to the Warrant holders. Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrant holders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions hereof.

An individual (who need not be a Warrant holder) designated in writing by the Corporation shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Warrant holders present in person or by proxy shall choose some individual present to be chairman.

Subject to the provisions hereof, at any meeting of the Warrant holders a quorum shall consist of Warrant holders present in person or by proxy and entitled to purchase at least 25% of the aggregate number of Common Shares which could be acquired pursuant to all the then outstanding Warrants, provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Warrant holders shall not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by the Warrant holders or on a Warrantholders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a business day, in which case it shall be adjourned to the next following business day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Warrant holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all then outstanding Warrants.

The chairman of any meeting at which a quorum of the Warrant holders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Warrant holders, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.

On a show of hands, every person who is present and entitled to vote, whether as a Warrant holder or as proxy for one or more absent Warrant holders, or both, shall have one vote. On a poll each Warrant holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Common Share which he is entitled to acquire pursuant to the Warrant or Warrants then held or represented by it. A proxy need not be a Warrant holder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

In addition to all other powers conferred upon them by any other provisions hereof or by law, the Warrant holders at a meeting shall have the power, exercisable from time to time by extraordinary resolution:

(a)
to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrant holders against the Corporation whether such rights arise under this Warrant Certificate or otherwise;

(b)	to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Warrant holders;

(c)	to enforce any of the rights of the Warrant holders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(d)
to waive any default on the part of the Corporation in complying with any provisions of this Warrant Certificate either unconditionally or upon any conditions specified in such extraordinary resolution;

(e)
to restrain any Warrant holder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Warrant Certificate or to enforce any of the rights of the Warrant holders;

(f)
to direct any Warrant holder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrant holder in connection therewith;

(g)	to assent to any change in or omission from the provisions contained in this Warrant Certificate or any ancillary or supplemental instrument which may be agreed to by the Corporation;

(h)
to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation; and

(i)
to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the sale, leasing, transfer or other disposition of all or substantially all the property and assets of the Corporation.

The expression "extraordinary resolution" when used in this Warrant Certificate means, subject as hereinafter provided, a resolution proposed at a meeting of Warrant holders duly convened for that purpose and held in accordance with the provisions hereof at which there are present in person or by proxy Warrant holders entitled to acquire at least 50% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants and passed by the affirmative votes of Warrant holders entitled to acquire not less than 66 2/3% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution.

If, at the meeting at which an extraordinary resolution is to be considered, Warrant holders entitled to acquire at least 50% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by Warrant holders or on a Warrantholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than fifteen (15) or more than sixty (60) days later, and to such place and time as may be appointed by the chairman. Not less than five (5) business days' prior notice shall be given of the time and place of such adjourned meeting. Such notice shall state that at the adjourned meeting the Warrant holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrant holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided herein shall be an extraordinary resolution within the meaning of this Warrant Certificate notwithstanding that Warrant holders entitled to acquire at least 50% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

All actions which may be taken and all powers that may be exercised by the Warrant holders at a meeting held as provided herein may also be taken and exercised by Warrant holders entitled to acquire at least 66 2/3% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrant holders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in this Warrant Certificate shall include an instrument so signed.

Any one or more of the powers or any combination of the powers in this Warrant Certificate stated to be exercisable by the Warrant holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrant holders to exercise such power or powers or combination of powers then or thereafter from time to time.

Minutes of all resolutions and proceedings at every meeting of Warrant holders shall be made and duly entered in books of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary if proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

Every resolution and every extraordinary resolution passed in accordance with the provisions hereof at a meeting of Warrant holders shall be binding upon all the Warrant holders, whether present at or absent from such meeting, and every instrument in writing signed by Warrant holders in accordance with the provisions hereof shall be binding upon all the Warrant holders, whether signatories thereto or not, and each and every Warrant holder shall be bound to give effect accordingly to every such resolution and instrument in writing.

In determining whether Warrant holders holding Warrant Certificates evidencing the entitlement to acquire the required number of Common Shares are present at a meeting of Warrant holders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Warrantholders' Request or other action under this Warrant Certificate, Warrants owned legally or beneficially by the Corporation or any subsidiary of the Corporation shall be disregarded.

The Warrants evidenced by this Warrant Certificate may be transferred on the register kept at the offices of the Corporation by the registered holder hereof or its legal representative or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation, upon compliance with the conditions prescribed herein (including compliance with applicable securities laws), payment of any applicable fees or charges and upon compliance with such reasonable requirements as the Corporation may prescribe and, upon any purported assignment being made in contravention of either the terms hereof or applicable securities law, this Warrant Certificate and the Warrants evidenced hereby shall become null and void and of no further force or effect.

If these Warrants are stolen, lost, mutilated or destroyed the Corporation may, on such reasonable terms as to indemnity or otherwise as it may impose, deliver replacement Warrants of like denomination, tenor and date as the Warrants so stolen, lost, mutilated or destroyed.

The Warrants represented hereby and securities which may be acquired hereunder have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or applicable state securities laws, and the Warrants evidenced by this Warrant Certificate may not be exercised unless the Common Shares issuable upon exercise of the Warrants are appropriately registered under the U.S. Securities Act and any applicable state securities laws or the Warrants are exercised pursuant to an applicable exemption from registration under the U.S. Securities Act and applicable state securities laws and the Corporation has received an opinion of counsel of recognized standing to such effect in form and substance satisfactory to the

Corporation; provided that an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (an “Accredited Investor”), that acquired the Warrants directly from the Corporation upon the conversion of a Debenture of the Corporation that was originally purchased pursuant to a written subscription agreement between the Corporation and such Accredited Investor in the Corporation’s private placement of Debentures in the United States, will not be required to deliver an opinion of counsel in connection with the exercise of those Warrants.

Unless the Common Shares issuable upon exercise of these Warrants are appropriately registered under the U.S. Securities Act and any applicable state securities laws, all Common Shares issuable upon exercise of these Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

provided, that if any of the Common Shares issuable upon exercise of these Warrants are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to the Corporation’s registrar and transfer agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act and state securities laws.

The Corporation represents and warrants that it is duly authorized to create and deliver these Warrants and to issue the Common Shares that may be issued hereunder and that this Warrant Certificate, when signed by the Corporation as herein provided, will be a valid obligation of the Corporation enforceable against the Corporation in accordance with the provisions hereof. The Corporation hereby covenants and agrees that, subject to the provisions hereof, it will cause the Common Shares from time to time duly subscribed for and purchased in the manner herein provided, and the certificates evidencing such Common Shares, to be duly issued and delivered, and that at all times up to and including the Time of Expiry, while these Warrants remain outstanding, it shall have sufficient authorized capital to satisfy its obligations hereunder should the holder determine to exercise the right in respect of all the Common Shares for the time being purchasable pursuant to these Warrants. Certificates for Common Shares issued upon the exercise of these Warrants may bear such legend or legends as to transfer as may be considered necessary by the Corporation and its counsel, acting reasonably. All Common Shares issued upon the exercise of the right of purchase herein provided (upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof), shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

Time shall be of the essence hereof.

These Warrants shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been executed by the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer on this ____ day of __________________, 200____.

CARBIZ INC.

Per:

TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

(full name of Transferee)	(address of Transferee)

_____________________Warrants of Carbiz Inc. (the “Corporation”), registered in the name of the undersigned on the records maintained by the Corporation and represented by the attached Warrant Certificate.

DATED the _____day of ___________, _____.

Signature Guaranteed	(Signature of Warrant holder)

Instructions:

1.	The Signature of the Warrant holder must be the signature of the person whose name appears on the face page of this Warrant Certificate.

2.
If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.	The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

EXERCISE FORM

TO:     Carbiz Inc.

The undersigned hereby exercises the right pursuant to the Warrants represented by this Warrant Certificate to acquire _________________Common Shares of Carbiz Inc. (the "Corporation"), as constituted on _______________ (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the terms and conditions referred to in this Warrant Certificate), in accordance with and subject to the terms and conditions referred to in this Warrant Certificate.

The Common Shares (or other securities or property) are to be issued as follows:

Name:

Address in full:

Number of Common Shares:

Social Insurance Number:

Note: The undersigned holder may not be required to complete this section of the Exercise Form. The Corporation recommends that the undersigned holder contact the Corporation in advance of any exercise of Warrants to determine whether this section applies and must be completed by the undersigned holder.

The undersigned hereby represents, warrants and certifies as follows (only one of the following must be checked):

A.	☐
The undersigned holder (i) acquired the Warrants directly from the Corporation upon the conversion of Debentures of the Corporation that were originally purchased pursuant to a written subscription agreement between the undersigned and the Corporation; (ii) is exercising the Warrants solely for its own account and not on behalf of any other person; and (iii) was an “accredited investor”, as that term is defined in Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), both on the date the Debentures were purchased from the Corporation and on the date of exercise of the Warrants.

B.	☐
The undersigned holder has delivered to the Corporation an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the Common Shares issuable upon exercise of the Warrants.

The undersigned holder understands that the certificates representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: If further nominees intended, please attach (and initial) a schedule giving these particulars.

DATED this _____day of __________, _____.

Signature Guaranteed (Signature of Warrant holder)

(Print full name)

(Print full address)

(Social Insurance Number)

Instructions:

1.
The registered holder may exercise its right to receive Common Shares by completing this Exercise Form and surrendering this Warrant Certificate representing the Warrants being exercised to the Corporation at its principal office at 7560 Commerce Court, Sarasota, Florida 34243. Certificates for Common Shares will be delivered or mailed as soon as practicable, and in any event within five business days, after the exercise of the Warrants.

2.
If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder on the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange. Common Shares will only be transferable in accordance with applicable laws.

3.
If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

4.
If Box B is checked, any opinion tendered must be from counsel of recognized standing in form and substance satisfactory to the Corporation. Holders planning to deliver an opinion of counsel in connection with the exercise of Warrants should contact the Corporation in advance to determine whether any opinions to be tendered will be acceptable to the Corporation.